Exhibit 31.4

CERTIFICATIONS UNDER SECTION 302

I, Thomas Bures, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 of Pieris Pharmaceuticals, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: April 29, 2024

/s/ Thomas Bures
Thomas Bures
Title: Senior Vice President, Chief Financial Officer and Treasurer (principal financial officer)